EXHIBIT 99(b)

For Further Information:

Investor Contact:	Deborah Abraham

(203) 459-6674

Media Contact:	Maria Gordon-Shydlo

(203) 459-7674

FOR IMMEDIATE RELEASE
OXFORD HEALTH PLANS, INC.
ANNOUNCES SECOND QUARTER 2001 RESULTS

EPS of $0.73 per share

     TRUMBULL, CONNECTICUT, AUGUST 1, 2001 Oxford Health Plans, Inc. (NYSE: OHP) announced today net income of $74.8 million, or $0.73 per diluted common share, for the quarter ended June 30, 2001, compared to net income of $37 million, or $0.41 per diluted common share, for the same period last year. The results for the quarter include $11 million, or $0.11 per diluted common share, in tax benefits from reductions in deferred tax asset valuation reserves.

     Revenue for the quarter was $1.11 billion, compared to $1.01 billion in the second quarter last year. Oxford’s fully insured commercial membership increased by approximately 10 thousand members during the second quarter to 1.37 million and was 32 thousand members over the prior year period. Medicare membership, at 85 thousand members, was down about 2 thousand members compared to first quarter of 2001. The medical loss ratio (“MLR”) for the quarter was 81.7% compared to 80.9% in the prior year quarter. The administrative loss ratio was 10.8% for the quarter compared to 12.1% for the second quarter of last year. “Oxford had a financially successful quarter and our enrollment growth was positive. We are, however, cautious about general economic conditions,” said Chairman and Chief Executive Officer, Norman C. Payson, M.D.

     The Company reported cash flow from operations of $77 million for the quarter, compared to $73 million for the prior year period. Cash flow from operations for the first six months of 2001 was $274 million, compared to $182 million for the prior year period. As of June 30, 2001, the Company had approximately $1.33 billion in current cash and marketable securities, including approximately $300 million at the Parent Company. During the quarter, the Parent Company received $98 million in dividends from its New York, New Jersey and Connecticut health plans based on their financial results for the first quarter of 2001, bringing year-to-date dividend receipts by the Parent Company to over $246 million. “With our strong Parent Company cash position and future cash flow prospects, we have amended our existing credit facilities and have implemented a common stock repurchase program. As disclosed in a separate release today, the repurchase program allows the Company to repurchase up to $250 million of common stock over a two-year period. The credit facility amendment, among other things, eliminates mandatory repayment of our bank debt from excess cash flow and allows us to repurchase common stock, subject to maintaining a minimum of $150 million of Parent Company liquidity. The amendment allows us to repay our outstanding bank debt in accordance with its scheduled amortization,” said Kurt B. Thompson, Oxford’s Chief Financial Officer.

     Founded in 1984, Oxford Health Plans, Inc. provides health plans to employers and individuals in New York, New Jersey and Connecticut, through its direct sales force, independent insurance agents and brokers. Oxford’s services include traditional health maintenance organizations, point-of-service plans, third party administration of employer-funded benefits plans and Medicare plans.

Cautionary Statement Regarding Forward-Looking Statements

     Certain statements in this press release, including statements concerning the Company’s future cash flow prospects, repurchase of common stock, health care cost trends, Parent Company liquidity and repayment of outstanding bank debt, and other statements contained herein regarding matters that are not historical facts, are forward-looking statements (as such term is defined in the Securities Exchange Act of 1934); and because such statements involve risks and uncertainties, actual results may differ

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materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

•	Changes in Federal or State regulation relating to health care and health benefit plans, including proposed patient protection legislation and mandated benefits.

•	The state of the economy.

•	Rising medical costs or higher utilization of medical services, including higher out-of-network utilization under point-of-service plans and new drugs and technologies.

•	Competitive pressure on the pricing of the Company’s products, including acceptance of premium rate increases by the Company’s commercial groups.

•	Higher than expected administrative costs in operating the Company’s business and the cost and impact on service of changing technologies.

•	The ability of the Company to maintain risk transfer and other provider arrangements and the resolution of existing and future disputes over the reconciliations and performance under such arrangements.

•	Any changes in the Company’s estimates of its medical costs and expected cost trends.

•	The impact of future developments in various litigation (including pending class and derivative actions filed against the Company and certain of its officers and directors, and other proceedings commenced against the Company and several employees by certain healthcare providers), the recent class actions in Connecticut and related litigation by the Connecticut Attorney General, regulatory proceedings and other governmental action (including the ongoing examination, investigation and review of the Company by various Federal and State authorities).

•	The Company’s ability to renew existing members and attract new members.

•	The Company’s ability to develop processes and systems to support its operations and any future growth.

•	Those factors included in the discussion under the caption “Business — Cautionary Statement Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Cautionary Statement Regarding Forward-Looking Statements” in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2001.

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OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES

Consolidated Income Statements

Three and Six Months Ended June 30, 2001 and 2000
(In thousands, except per share, per member per month and membership highlights data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2001	2000	2001	2000

Revenues:

Premiums earned	$1,077,339	$990,565	$2,132,627	$1,991,436

Third-party administration, net	3,306	4,207	6,382	7,731

Investment and other income, net	29,361	18,025	49,474	36,011

Total revenues	1,110,006	1,012,797	2,188,483	2,035,178

Expenses:

Health care services	879,909	801,141	1,719,073	1,618,506

Marketing, general and administrative	116,556	120,024	235,087	241,793

Interest and other financing charges	5,226	8,626	11,285	20,088

Total expenses	1,001,691	929,791	1,965,445	1,880,387

Earnings before income taxes and extraordinary item	108,315	83,006	223,038	154,791

Income tax expense	33,516	34,863	80,667	65,013

Net earnings before extraordinary item	74,799	48,143	142,371	89,778

Extraordinary item	—	(3,624)	—	(3,624)

Net earnings	74,799	44,519	142,371	86,154

Less —preferred stock dividends and amortization	—	(7,516)	—	(20,351)

Net earnings attributable to common stock	$74,799	$37,003	$142,371	$65,803

Earnings per common share —basic:

Earnings before extraordinary item	$0.76	$0.48	$1.44	$0.84

Extraordinary item	—	(0.04)	—	(0.04)

Earnings per common share —basic	$0.76	$0.44	$1.44	$0.80

Earnings per common share —diluted:

Earnings before extraordinary item	$0.73	$0.45	$1.38	$0.81

Extraordinary item	—	(0.04)	—	(0.04)

Earnings per common share —diluted	$0.73	$0.41	$1.38	$0.77

Weighted-average common shares outstanding —basic	98,867	83,382	98,660	82,351

Effect of dilutive securities:

Stock options	4,124	4,464	4,685	3,114

Warrants	—	2,196	—	—

Weighted-average common shares outstanding —diluted	102,991	90,042	103,345	85,465

Selected Information:

Medical loss ratio	81.7%	80.9%	80.6%	81.3%

Administrative loss ratio	10.8%	12.1%	11.0%	12.1%

Earnings before income taxes, financing charges, depreciation and amortization (“EBITDA”)	$118,327	$100,267	$242,894	$193,431

PMPM premium revenue	$246.83	$230.12	$245.10	$226.58

PMPM medical expense	$201.59	$186.11	$197.57	$184.15

Fully insured member months	4,364.7	4,304.6	8,701.2	8,789.1

	As of June 30,		As of Dec. 31,

Membership Highlights	2001	2000	2000

Freedom and Liberty Plans	1,151,900	1,115,900	1,115,400

HMO	219,000	223,000	221,600

Medicare	85,200	90,100	92,000

Total Fully Insured	1,456,100	1,429,000	1,429,000

Third-party Administration	55,900	62,600	62,400

Total Membership	1,512,000	1,491,600	1,491,400

OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

As of June 30, 2001 and December 31, 2000
(In thousands, except share data)

Assets

	June 30,	Dec. 31,
	2001	2000

Current assets:

Cash and cash equivalents	$380,955	$198,632

Investments —available-for-sale, at market value	945,908	868,380

Premiums receivable, net	47,385	56,694

Other receivables	26,432	80,994

Prepaid expenses and other current assets	5,363	4,761

Deferred income taxes	42,149	46,102

Total current assets	1,448,192	1,255,563

Property and equipment, net	37,112	19,779

Deferred income taxes	32,871	102,133

Restricted cash and investments	62,731	57,194

Other noncurrent assets	13,653	9,941

Total assets	$1,594,559	$1,444,610

Liabilities and Shareholders’ Equity

Current liabilities:

Medical costs payable	$608,131	$612,930

Current portion of long term debt	24,063	147,000

Trade accounts payable and accrued expenses	99,730	103,459

Unearned premiums	99,992	88,299

Current portion of capital lease obligations	1,935	5,700

Total current liabilities	833,851	957,388

Long-term debt	140,000	28,000

Shareholders’ equity:

Preferred stock, $.01 par value, authorized 2,000,000 shares	—	—

Common stock, $.01 par value, authorized 400,000,000 shares; issued and outstanding 99,250,732 shares in 2001 and 98,304,384 shares in 2000	993	983

Additional paid-in capital	582,035	561,857

Retained earnings (accumulated deficit)	35,115	(107,256)

Accumulated other comprehensive income	2,565	3,638

Total shareholders’ equity	620,708	459,222

Total liabilities and shareholders’ equity	$1,594,559	$1,444,610

OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Three and Six Months Ended June 30, 2001 and 2000
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2001	2000	2001	2000

Cash flows from operating activities:

Net income	$74,799	$44,519	$142,371	$86,154

Adjustments to reconcile net earnings to net cash provided by operating activities:

Depreciation and amortization	5,844	9,011	9,629	19,417

Deferred income taxes	30,199	30,880	76,789	61,030

Extraordinary items	—	3,624	—	3,624

Realized (gain) loss on sale of investments	(10,764)	(235)	(12,582)	379

Other, net	—	1,420	—	1,420

Changes in assets and liabilities:

Premiums receivable	10,604	9,300	9,309	10,263

Other receivables	4,740	5,922	54,562	7,029

Prepaid expenses and other current assets	143	586	(229)	(1,449)

Medical costs payable	(8,558)	(29,172)	(4,799)	(11,807)

Trade accounts payable and accrued expenses	(14,901)	(13,549)	(14,689)	(9,775)

Unearned premiums	(17,880)	5,717	11,693	14,345

Other, net	2,325	4,651	1,875	1,297

Net cash provided by operating activities	76,551	72,674	273,929	181,927

Cash flows from investing activities:

Capital expenditures	(5,568)	(4,666)	(10,619)	(7,268)

Purchases of investments	(661,585)	(132,837)	(850,726)	(257,588)

Sales and maturities of investments	653,219	139,739	785,400	243,469

Acquisitions, net of cash acquired	(14,317)	—	(14,317)	—

Other, net	274	(3,427)	274	(7,834)

Net cash used by investing activities	(27,977)	(1,191)	(89,988)	(29,221)

Cash flows from financing activities:

Proceeds from exercise of stock options	8,646	15,736	13,084	16,511

Cash dividends paid on preferred stock	—	(5,972)	—	(5,972)

Redemption of notes payable	(5,468)	(139,400)	(10,937)	(153,400)

Redemption of preferred stock	—	—	—	(130,000)

Payments under capital leases	(1,862)	(2,786)	(3,765)	(6,531)

Net cash provided (used) by financing activities	1,316	(132,422)	(1,618)	(279,392)

Net increase (decrease) in cash and cash equivalents	49,890	(60,939)	182,323	(126,686)

Cash and cash equivalents at beginning of period	331,065	267,135	198,632	332,882

Cash and cash equivalents at end of period	$380,955	$206,196	$380,955	$206,196